EXHIBIT 16.2

                               POWER OF ATTORNEY


      Each person whose signature appears below hereby constitutes and appoints the Secretary and Assistant Secretaries of FEDERATED EQUITY FUNDS and each of them, their true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution for them and in their names, place and stead, in any and all capacities, to sign the Registration Statement on Form N-14 relating to the proposed reorganization of Federated International Capital Appreciation Fund, a portfolio of Federated World Investment Series, Inc., into Federated InterContinental Fund, a portfolio of Federated Equity Funds, and any amendments to the Registration Statement, including post-effective amendments; and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission by means of the Securities and Exchange Commission's electronic disclosure system known as EDGAR, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to sign and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as each of them might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue thereof.


SIGNATURES                           TITLE                                  DATE



/S/ John F. Donahue                                              August 17, 2007
John F. Donahue                      Trustee



/S/ J. Christopher Donahue                                       August 17, 2007
J. Christopher Donahue               President and Trustee
                                     (Principal Executive Officer)



/S/ Richard A. Novak                                             August 17, 2007
Richard A. Novak                     Treasurer
                                     (Principal Financial Officer)



/S/ Thomas G. Bigley                                             August 17, 2007
Thomas G. Bigley                     Trustee



/S/ John T. Conroy, Jr.                                          August 17, 2007
John T. Conroy, Jr.                  Trustee



/S/ Nicholas P. Constantakis                                     August 17, 2007
Nicholas P. Constantakis             Trustee



/S/ John F. Cunningham                                           August 17, 2007
John F. Cunningham                   Trustee


Federated Equity Funds - Power of Attorney for
Merger of Federated International Capital Appreciation Fund into Federated InterContinental Fund
Page 2




/S/ Lawrence D. Ellis, M.D.                                      August 17, 2007
Lawrence D. Ellis, M.D.              Trustee



/S/ Peter E. Madden                                              August 17, 2007
Peter E. Madden                      Trustee



/S/ Charles F. Mansfield, Jr.                                    August 17, 2007
Charles F. Mansfield, Jr.            Trustee



/S/ John E. Murray, Jr.                                          August 17, 2007
John E. Murray, Jr.                  Trustee



/S/ Thomas M. O'Neill                                            August 17, 2007
Thomas M. O'Neill                    Trustee



/S/ Marjorie P. Smuts                                            August 17, 2007
Marjorie P. Smuts                    Trustee



/S/ John S. Walsh                                                August 17, 2007
John S. Walsh                        Trustee



/S/ James F. Will                                                August 17, 2007
James F. Will                        Trustee